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                                                                      Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (File No. 333-92203 and No. 333-33892) of our report dated March 1, 2001 relating to the financial statements, which appears in the Bargo Energy Company Annual Report on Form 10KSB for the year ended
December 31, 2000.


PRICEWATERHOUSECOOPERS LLP

Houston, TX
April 2, 2001